Exhibit 10.1

CREATIVE REALITIES, INC.

AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment to Stock Option Agreement (this “Amendment”) is made and entered into as of February 17, 2025, by and between Rick Mills (“Optionee”), and Creative Realities, Inc., a Minnesota corporation (the “Company”).

BACKGROUND

A.    Optionee and the Company entered into that certain Stock Option Agreement dated as of June 15, 2022 (the “Option Agreement”), pursuant to which, among other things, the Company granted to the Optionee an option (the “Option”) to purchase up to 333,334 shares of Company common stock, $.01 par value per share (the “Shares”) (such Share amount is the result of the Company’s 1-for-3 reverse stock split on March 27, 2023), subject to the terms and conditions of the Option Agreement.

B.    The vesting of the Option depends in part on the Company’s share price meeting various Share Price Targets prior to or on the date on which the amount of the “Guaranteed Consideration” was to be determined, as such term is defined in that certain Agreement and Plan of Merger dated November 12, 2021 (as amended on February 8, 2022, February 11, 2023, and February 17, 2025, the “Merger Agreement”) by and among the Company, Reflect Systems, Inc., a Delaware corporation (“Reflect”), CRI Acquisition Corporation, a Delaware corporation, and RSI Exit Corporation, a Texas corporation and representative of the former stockholders of Reflect (“RSI”).

C.     The Company and RSI currently disagree on the amount of the Guaranteed Price and the Guaranteed Consideration, and as a result thereof, the Optionee and the Company desire to amend the terms of the Option Agreement to, among other things, amend the vesting criteria set forth in the Option Agreement to extend the date on which the Share Price Targets may be achieved in light of the current disagreement, upon the terms and conditions set forth herein.

AMENDMENT

Now, Therefore, the parties hereby agree as follows:

1.       Definitions. Capitalized terms used in this Amendment, including the recitals to this Amendment, have the meanings given them in the Option Agreement unless otherwise defined herein.

2.       Exercisability and Vesting of Option. The first paragraph of Section 3 of the Agreement is deleted in its entirety and replaced with the following paragraph:

“The Option shall be exercisable only to the extent that all of the Option, or any portion thereof, has vested. Except as provided in Section 4, the Option shall vest in the manner described below based upon achievement on or before the date on which the Guaranteed Price is agreed upon by the Company and RSI, or finally determined in accordance with the terms of the Merger Agreement, of the following Share Price Targets (“Share Price Targets”), but only for so long as Optionee continues to serve the Company as a director, officer, employee or consultant.”

3.         General Provisions.

(a)         No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Option Agreement shall remain in full force and effect.

(b)         References. All references in the Option Agreement to “this Agreement” shall refer to the Option Agreement, as amended hereby.

(c)         Counterparts. This Amendment may be executed in counterparts, each of which shall be considered an original. Signatures may be delivered electronically or by facsimile, and the parties agree to accept and be bound by electronic and facsimile copies of original signatures to this Amendment.

* * * * * * *

In Witness Whereof, the undersigned have executed this Stock Option Agreement as of the date first written above.

CREATIVE REALITIES, INC.

By: /s/ Ryan Mudd

Name: Ryan Mudd

Title: Interim Chief Financial Officer

OPTIONEE

Rick Mills

Print name

/s/ Rick Mills

Signature

Signature Page – Amendment to Stock Option Agreement